UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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The Procter & Gamble Company

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On September 18, 2017, The Procter & Gamble Company (“P&G”) posted the following material to the P&G website voteblue.pg.com and may in the future send or use the same or substantially similar communications from time to time:

HOW TO VOTE
Other Voices
See what others are saying about P&G’s progress and plan
Perspectives
P&G’s Leadership and Innovation are Why P&G Shareholders Should Reject Essential to Cincinnati’s Revitalization Wall Street’s Advances
Stephen Leeper, President and CEO, WCPO Editorial Board Cincinnati Center City Development Corp.
(3CDC)
“When a Wall Street financier struts into the picture and “We continue to see P&G’s leadership, innovation, and thinks he has a better idea about how to run the results here in Cincinnati. And you would be hard pressed company … we’re not buying it.” to find a company anywhere in the country that has done more for its hometown than P&G.” READ LETTER
READ LETTER
We Stand With P&G Perspective on P&G’s Future
50+ Cincinnati Business, Civic and John Pepper, Retired CEO and Chairman, Community Leaders P&G
None of us want to imagine a Cincinnati region without John shares his personal views on the proxy battle and the generous, thoughtful, and strategy leadership that why he is strongly supporting the Company’s position as P&G provides to the priorities our region values most… the right thing to do for the future of P&G and everyone We stand with them today because they stand with us, who depends on it. always.
READ LETTER    READ LETTER
Innovation isn’t a ‘hobby’ for P&G or Greater Cincinnati
Johnna Reeder, President & CEO, REDI Cincinnati
The Cincinnati region was built by change makers. By people unwilling to settle for “the way things have always been done.” By doers.
READ LETTER

I“ know what matters … I hope and ask that you put your trust in David Taylor and the people of our Company, and not take the enormous risk of throwing a wrench into the momentum underway.
-John Pepper Retired P&G CEO and Chairman of the Board
”
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© 2017 Procter & Gamble | Disclaimer

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.